EXHIBIT 21.1

Subsidiaries of Affirmative Insurance Holdings, Inc.

Affirmative Management Services, Inc. (Texas)

•	Affirmative Services, Inc. (Texas)

•	Affirmative Services Retail, Inc. (Texas)

•	Affirmative Property Holdings, Inc. (Texas)

Affirmative Underwriting Services, Inc. (Texas)

•	American Agencies General Agency, Inc. (Texas)

•	American Agencies Investments, Inc. (Delaware)

•	A-Affordable Managing General Agency, Inc. (Texas)

•	Affirmative Insurance Services of South Carolina, Inc. (South Carolina)

•	American Agencies Insurance Services of Louisiana, Inc. (Louisiana)

•	Affirmative Insurance Services, Inc. (Illinois)

Affirmative Retail, Inc. (Texas)

•	A-Affordable Insurance Agency, Inc. (Texas)

•	Driver’s Choice Insurance Agencies, Inc. (South Carolina)

•	InsureOne Independent Insurance Agency, LLC (Illinois)

•	Yellow Key Insurance Agency, Inc. (Illinois)

•	Driver’s Choice Insurance Services, LLC (South Carolina)

•	Instant Auto Insurance Agency of Arizona, Inc. (Arizona)

•	Instant Auto Insurance Agency of Colorado, Inc. (Colorado)

•	Instant Auto Insurance Agency of Indiana, Inc. (Indiana)

•	Instant Auto Insurance Agency of New Mexico, Inc. (New Mexico)

•	Fed USA Retail, Inc. (Florida)

Affirmative Insurance Group, Inc. (Texas)

•	Affirmative Insurance Company (Illinois)

•	Insura Property & Casualty Insurance Company (Illinois)

Affirmative Franchises, Inc. (Texas)

•	A-Affordable Locations, Inc. (Texas)

•	Fed USA Franchising, Inc. (Florida)

Affirmative Alternative Distribution, Inc. (Texas)

Space Coast Holdings, Inc. (Delaware) (72.98% owned by Affirmative Insurance Holdings, Inc.)

•	Harbor Insurance Managers of Pennsylvania, Inc. (Pennsylvania)

•	Space Coast Underwriters Insurance Agency, Inc. (Florida)

•	Harbor Insurance Managers of Virginia, Inc. (Virginia)

Affirmative Insurance Holdings Statutory Trust I (Delaware)